Exhibit 99.1

Rekor Systems Reports First Quarter 2025 Financial Results

Company to Further Strengthen Financial Position, Improve Operations, and Expand Technology Capabilities to Drive Long-Term Growth as Part of Strategic Transformation

●	Gross Revenue: Quarterly gross revenue of $9.2 million, representing a 6% decrease from $9.8 million in 2024.
●	Improved Adjusted EBITDA: Substantially narrowed Adjusted EBITDA loss from $9.4 million in Q1 2024 to $7.4 million in Q1 2025, underscoring enhanced operational efficiency.

COLUMBIA, MD – May 14, 2025 – Rekor Systems, Inc. (NASDAQ: REKR), a global leader in roadway intelligence, today announced its financial results for the first quarter that ended March 31, 2025.

"While our first quarter revenues showed a modest regression to $9.2 million due to various factors, our focus on operational efficiency has delivered considerable progress, reflected in a significant improvement in Adjusted EBITDA. By narrowing our loss from $9.4 million to $7.4 million quarter-over-quarter, we've demonstrated disciplined financial management and are well-positioned to drive sustainable profitability," said Rekor CFO Eyal Hen.

"As we report this quarter's results, I want to emphasize the demonstrable results of our current strategic focus that we believe will drive stronger, more predictable, and scalable growth moving forward," said Robert A. Berman, Chair and interim CEO of Rekor. "It became clear that our prior structure did not fully support the revenue-driven execution that our shareholders expect. We dedicated significant resources anticipating long range growth instead of aligning the organization to deliver consistently against concrete near term revenue goals. That has changed."

"As a result of a comprehensive evaluation of our operations, we have implemented a General Manager (GM) structure that brings clear accountability and sharpens our focus on customers," Berman continued. "Each business unit now has dedicated leadership with full profit-and-loss responsibility, allowing us to operate with greater agility, accelerate innovation, advance our technology roadmap, and scale more efficiently across domestic and international markets."

"I want to emphasize that we are building on a solid financial foundation, with a set of products that have fully demonstrated their capacity to serve massive markets worldwide. With improved operational efficiency as we continue to strengthen our technological capabilities, we are confident in our ability to deliver near term results on our growth plans," Berman concluded.

Three Months Ended December 31, 2025 Financial Results

This section highlights the changes for the three months ended March 31, 2025, compared to the three months ended March 31, 2024.

Revenues and Cost of Revenue, excluding Depreciation and Amortization

	Three Months Ended March 31,
	2025	2024	Change
	(Dollars in thousands, except percentages)		$	%
Revenue	$9,198	$9,778	$(580)	-6%
Cost of revenue, excluding depreciation and amortization	4,761	5,285	(524)	-10%
Adjusted Gross Profit	$4,437	$4,493	$(56)	-1%
Adjusted Gross Margin	48.2%	46.0%	2.2%	4.8%

The decrease in revenue for the three months ended March 31, 2025, compared to the three months ended March 31, 2024, primarily attributable to adverse weather conditions and a slowdown in project activity, partially driven by ongoing uncertainty within the government sector.

For the three months ended March 31, 2025, cost of revenue, excluding depreciation and amortization decreased compared to the corresponding prior periods primarily due to a decreased in personnel and other direct costs such as hardware which are tied to lower revenue.

Loss from Operations

	Three Months Ended March 31,
	2025	2024	Change
	(Dollars in thousands, except percentages)		$	%
Loss from operations	$(10,139)	$(12,916)	$2,777	22%

Loss from operations for the three months ended December 31, 2025, compared to the three months ended December 31, 2024, decreased primarily due to a reduction in payroll and payroll related costs as a result of cost containment efforts intended to conform to current operations.

EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. The Company calculates Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties to evaluate a Company 's ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Three Months Ended March 31,
	2025	2024
Net loss	$(10,874)	$(18,614)
Interest	590	1,054
Depreciation and amortization	1,556	2,332
EBITDA	$(8,728)	$(15,228)

Share-based compensation	$1,370	$1,167
Loss on extinguishment of debt	-	4,693
Adjusted EBITDA	$(7,358)	$(9,368)

Rekor has scheduled a conference call to discuss the first quarter 2025 results on Thursday March 15, 2025, at 4:30 P.M. (Eastern).

Any person interested in participating in the call should please dial in approximately 10 minutes prior to the start of the call using the following information:

North America: 877-407-8037/ 201-689-8037

International:

Click here for participant International Toll-Free access numbers

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Po9nBsMQ

REPLAY INFORMATION

A replay will be made available online approximately two hours following the live call for a period of two weeks. To access the replay, use the following numbers:

Replay Dial-In: 877-660-6853 / 201-612-7415

Access ID: 13751639

An archived webcast will also be available to replay this conference call directly from the Company's website under Investors, Events & Presentations.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI-enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world's mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the core of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact:

Rekor Systems, Inc.

Eyal Hen

Chief Financial Officer

Phone: +1 (443) 545-7260

ehen@rekor.ai

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini
ir@rekor.ai

REKOR SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$3,851	$5,013
Restricted cash	458	316
Accounts receivable, net	7,582	7,232
Inventory	4,196	4,297
Note receivable, current portion	340	340
Other current assets	3,526	2,732
Total current assets	19,953	19,930
Long-term assets
Property and equipment, net	10,418	11,048
Right-of-use operating lease assets, net	7,721	9,348
Right-of-use financing lease assets, net	2,338	2,317
Goodwill	24,313	24,313
Intangible assets, net	14,150	14,450
Note receivable, long-term	57	142
Deposits	852	927
Total long-term assets	59,849	62,545
Total assets	$79,802	$82,475
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,545	$4,330
Notes payable, current portion	1,000	1,000
Loan payable, current portion	80	79
Lease liability operating, short-term	822	2,310
Lease liability financing, short-term	959	900
Contract liabilities	4,574	3,439
Liability for ATD Holdback Shares, at fair value	-	1,036
Other current liabilities	4,900	5,129
Total current liabilities	16,880	18,223
Long-term Liabilities
Series A Prime Revenue Sharing Notes, net of debt discount of $231 and $263, respectively	9,769	9,737
Series A Prime Revenue Sharing Notes - related party, net of debt discount of $115 and $132, respectively	4,885	4,868
Loan payable, long-term	174	194
Lease liability operating, long-term	11,850	12,371
Lease liability financing, long-term	1,012	977
Contract liabilities, long-term	1,207	1,298
Deferred tax liability	79	79
Other non-current liabilities	587	587
Total long-term liabilities	29,563	30,111
Total liabilities	46,443	48,334
Commitments and contingencies (Note 8)
Stockholders' equity
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of March 31, 2025 and December 31, 2024, respectively. No preferred stock was issued or outstanding as of March 31, 2025 or December 31, 2024, respectively.	-	-
Common stock, $0.0001 par value; 300,000,000 authorized shares; 111,135,956 and 104,700,593 shares issued as of March 31, 2025 and December 31, 2024, respectively; 110,912,209 and 104,541,073 shares outstanding as of March 31, 2025 and December 31, 2024, respectively.	11	10
Treasury stock, 223,747 and 159,520 shares as of March 31, 2025 and December 31, 2024, respectively.	(804)	(711)
Additional paid-in capital	305,119	294,935
Accumulated deficit	(270,967)	(260,093)
Total stockholders’ equity	33,359	34,141
Total liabilities and stockholders’ equity	$79,802	$82,475

REKOR SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$9,198	$9,778
Cost of revenue, excluding depreciation and amortization	4,761	5,285

Operating expenses:
General and administrative expenses	7,286	7,662
Selling and marketing expenses	1,757	2,414
Research and development expenses	3,977	5,001
Depreciation and amortization	1,556	2,332
Total operating expenses	14,576	17,409

Loss from operations	(10,139)	(12,916)
Other income (expense):
Loss on extinguishment of debt	-	(4,693)
Interest expense, net	(590)	(1,054)
Other (expense) income	(145)	49
Total other expense	(735)	(5,698)
Net loss	$(10,874)	$(18,614)
Loss per common share	$(0.10)	$(0.24)
Weighted average shares outstanding
Basic and diluted	106,815,912	78,894,017